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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) October 25, 2005

                              Neoware Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                   000-21240                             23-2705700
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            (Commission File Number)          (IRS Employer Identification No.)


                400 Feheley Drive, King of Prussia, Pennsylvania     19406
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                    (Address of Principal Executive Offices)       (Zip Code)

                                 (610) 277-8300
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              (Registrant's Telephone Number, Including Area Code)


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, Neoware Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with Maxspeed Corporation ("Maxspeed") that provides for the merger of a wholly owned subsidiary of the Company with and into Maxspeed, with Maxspeed surviving as a wholly owned subsidiary of the Company. Maxspeed, a provider of customized thin client solutions, is headquartered in Palo Alto, California, and has research, development and sales offices in Beijing and Shanghai, China. The Merger Agreement contained customary representations, warranties, covenants and indemnifications. As part of the transaction, the Company will also enter into noncompetition agreements with two of Maxspeed's shareholders. The consideration paid by the Company was $24,000,000 in cash, subject to adjustment based on Maxspeed's cash and net working capital at closing, of which $1,400,000 is being held back to fund restructuring costs and $4,800,000 is being held in an escrow account for up to two years for indemnification claims. Maxspeed is required to provide a minimum of $9,000,000 of cash and $3,700,000 of net working capital excluding cash as of closing, with dollar-for-dollar downward adjustments in the consideration if these requirements are not satisfied. The common shareholders are also eligible to receive a potential cash earnout of up to $4,000,000, based on defined revenues. The consideration will be paid with cash on hand. The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Maxspeed. Neither the Company nor any of its affiliates has any material relationship to Maxspeed or any of the shareholders of Maxspeed other than in respect of the Merger Agreement and the transactions contemplated thereby.

The Company announced the signing of the Merger Agreement in a press release on October 26, 2005, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement which will be filed separately with the Securities and Exchange Commission.

(c) Exhibits. The following documents are filed as exhibits to this report.

99.1  Press Release dated October 26, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2005                     Neoware Systems, Inc.
                                            --------------------
                                            (Registrant)

                                            /s/ Keith D. Schneck
                                            --------------------
                                            Keith D. Schneck
                                            Executive Vice President and
                                            Chief Financial Officer